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                                                                   EXHIBIT 10.24



                               THIRD AMENDMENT TO
                      REVOLVING CREDIT AND LOAN AGREEMENT


         This THIRD AMENDMENT TO REVOLVING CREDIT AND LOAN AGREEMENT ("Third Amendment") is dated as of March 29, 1996 and is among MEDAR, INC., a Michigan corporation (the "Company"), INTEGRAL VISION-AID, INC. (formerly known as Automatic Inspection Devices, Inc.), an Ohio corporation ("AID") and INTEGRAL VISION LTD., a corporation established under the laws of the United Kingdom ("Integral"), as Borrowers, and NBD BANK, a Michigan banking corporation ("NBD"). This Third Amendment amends the Revolving Credit and Loan Agreement dated as of August 10, 1995 (as amended, the "Loan Agreement"), as amended by the First Amendment to Revolving Credit and Loan Agreement dated October 12, 1995 (the "First Amendment") and the Second Amendment to Revolving Credit and Loan Agreement dated October 31, 1995 (the "Second Amendment") among the Company, AID, Integral and NBD. The Company, AID and Integral are collectively referred to as the "Borrowers" and individually as a "Borrower". Capitalized terms not otherwise defined in this Third Amendment shall have the meanings given to them in the Loan Agreement.

         WHEREAS, the Borrowers have requested that NBD increase the amount of the line of credit to Borrowers and make certain revisions to the financial covenants in the Loan Agreement and NBD has agreed that it will make such changes pursuant to the terms and conditions of this Third Amendment, which includes granting a security interest to NBD in Borrowers' and Guarantor's assets.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1.      Revised Definitions.

         (a) The following definitions contained in Section 1.1 of the Loan Agreement are hereby amended effective March 29, 1996 to read as follows:

         "Commitment" means the commitment of NBD to make Revolving Loans pursuant to Section 2.1 in the amount of $16,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Loan Documents" means this Agreement, the Notes, the Guaranty Agreement, the L/C Documents, NBD Guaranty Documents, the Equipment Loan Documents, the Security Documents, the Mortgage, the First Amendment, the Second Amendment, the Third Amendment and all other agreements, documents or instruments now or hereafter executed by or on behalf of any of the Borrowers or the Guarantor and delivered to NBD in connection with this Agreement or any amendment thereof.

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         "Termination Date" means the earlier to occur of (a) August 31, 1998, and (b) the date on which the Commitment shall be terminated pursuant to Section 2.2 or 7.2.

         (b) The following definitions are hereby added in alphabetical order to Section 1.1 of the Loan Agreement effective March 29, 1996 to read as follows:

         "Borrowing Base" means the sum of the following:

                 (a) 80% of the book value of Eligible Accounts Receivables of the Borrowers and Guarantor; and

                 (b) 40% of the lower of costs or market value of Eligible Inventory of the Borrowers and Guarantor for calculations on or prior to December 30, 1996 and decreasing to 25% of the lower of costs or market value of Eligible Inventory of the Borrowers and Guarantor for calculations on and after December 31, 1996. Notwithstanding the foregoing, in no event will the amount advanced against Eligible Inventory exceed $7,000,000 for calculations on or prior to December 30, 1996 and $5,000,000 for calculations on or after December 31, 1996.

         "Eligible Accounts Receivable" means each account owing to any of the Borrowers or Guarantor ("Loan Party") which meets the following specifications:

                 (a) it arose from a bona fide sale of goods, in the ordinary course of business, such goods having been delivered or shipped to the account debtor and the appropriate Loan Party has genuine purchase orders, invoices and shipping documents or receipts;

                 (b) has been outstanding for no more than 120 days from the date of shipment or delivery for calculations on or prior to December 30, 1996 and no more than 90 days from the date of shipment or delivery for calculations on or after December 31, 1996;

                 (c) it is owned by the appropriate Loan Party, free and clear of any Lien, other than the perfected, first priority Lien created in favor of NBD;

                 (d) it is enforceable against the account debtor for the amount included in the Borrowing Base, is in compliance with applicable laws and regulations, is not subject to any set-off, credit allowance or adjustment (except discounts for prompt payment reflected in the computation thereof) and the account debtor has not returned the goods or disputed liability with respect to such account;

                 (e) none of the Loan Parties have notice or knowledge of any fact or occurrence which could reasonably be expected to impair the credit worthiness of the account debtor;


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                 (f)      the account debtor is not an Affiliate of any Loan
         Party, nor is it the United States of America, or any agency thereof;

                 (g) the account debtor has its principle place of business in the United States, Britain or a Canada, or the account is covered by acceptable credit insurance; and

                 (h) NBD has not notified the Borrowers that the account or account debtor is unsatisfactory, in the discretion of NBD.

         "Eligible Inventory" means finished goods, work-in-progress or raw material inventory of any of the Loan Parties which meets the following specifications:

                 (a) it is owned by the appropriate Loan Party free and clear of any Lien other than the perfected, first priority Lien created in favor of NBD;

                 (b) it is in good and saleable condition and does not consist of returned goods, or damaged, obsolete or slow-moving inventory;

                 (c) it is located at a location owned or leased by a Loan Party and NBD is properly perfected on inventory in such location; and

                 (d) NBD has not notified the Borrowers that the Inventory is unsatisfactory, in the discretion of NBD.

         "Security Documents" means the Security Agreements and other documents from any Borrower or Guarantor which grant or perfect a lien in favor of NBD.

         2. Borrowing Formula. Section 2.1(a) of the Loan Agreement is hereby amended effective March 29, 1996 to read as follows:

                 2.1      Revolving Loan Commitment.

         (a) Commitment. Subject to the terms and conditions of this Agreement, NBD agrees to make Revolving Loans to the Borrowers, jointly and severally, on a revolving basis from the Effective Date and before the Termination Date as the Borrowers may from time to time request from NBD; provided, however, that the aggregate principal amount of all Revolving Loans which NBD shall be committed to have outstanding hereunder, when added to the aggregate face amount of all outstanding L/Cs and Guaranties Issued by NBD, shall not at any time exceed the lesser of (i) the Borrowing Base at such time; (ii) the Activated Amount at such time, or (iii) the Commitment. The Revolving Loans, whether payable in Dollars or Pounds Sterling, shall be evidenced by the Revolving Note of the Borrowers. Interest shall accrue on the unpaid principal balance of the Revolving Loans from





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         time to time outstanding at the Applicable Rate(s) and shall be payable in accordance with Section 4.2. Within the limits of the Activated Amount of the Commitment and subject to the other terms and conditions of this Agreement, the Revolving Loans may be borrowed, repaid and reborrowed prior to the Termination Date. Although the Revolving Note shall be expressed to be payable in the maximum amount of the Commitment, the Borrowers shall be obligated to pay only the unpaid balance of the Revolving Loans together with interest thereon and other amounts due in connection therewith as provided herein and in the Revolving Note. The proceeds of Revolving Loans shall be used by the Borrowers for working capital or other general corporate purposes.

         3. New Note. Borrowers will deliver to NBD simultaneously with the Third Amendment a new promissory note, substantially in the form of Exhibit
2.1 (3rd) to this Third Amendment, and all references to the "Revolving Note" will hereafter refer to such new note.

         4.      Activation.  As of March 29, 1996, the Activated Amount is
$16,000,000.

         5. Reporting. New subsections (vii) and (viii) are hereby added to Section 6.1(d) of the Loan Agreement to read as follows:

         (vii) as soon as available, and in any event within 20 days after the end of each month, a Borrowing Base Certificate in a form and detail reasonably acceptable to NBD, executed by the chief financial officers of the Borrowers and completed as of the end of the preceding month; and

         (viii) as soon as available, and in any event within 20 days after the end of each month, an inventory report and accounts receivable aging as of the end of the preceding month for each Borrower and Guarantor.

         6. Revised Financial Covenants. Sections 6.2(a) and (b) of the Loan Agreement are hereby amended in their entirely to read as follows:

         (a) Tangible Net Worth. Permit or suffer Tangible Net Worth to be: (i) after the Effective Date to December 30, 1995, less than $20,000,000; (ii) from December 31, 1995 to September 29, 1996, less than $12,750,000; and (iii) from September 30, 1996 and thereafter, less than $15,000,000.

         (b)     Debt to Worth Ratio.  Permit or suffer the Debt to Worth Ratio
         to exceed:   (i) from the Effective Date to December 30, 1995, 1.25 to
         1.00; (ii) from December 31, 1995 to December 30, 1996, 2.25 to 1.00;
         and (iii) from December 31, 1996 and thereafter, 2.00 to 1.00.

         7. London Office. Effective March 29, 1996, all notices and other transactions with the "London Branch" as defined in the Loan Agreement, shall be sent to and completed with:





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         The First National Bank of Chicago
         90 Long Acre
         London WC2E 9RB England
         Telephone 011-44-171-240-7240
         Telecopy 011-44-171-306-9076

         8. Conditions. Notwithstanding any other term of this Third Amendment or the Loan Agreement, NBD will not be required to increase the Commitment unless the following conditions have been met:

                 (a) NBD shall have received a facility fee of $30,000 from the Borrowers prior to or simultaneously with the execution and delivery of this Third Amendment. The facility fee is in addition to all interest and fees otherwise payable to NBD and will be deemed to be fully earned upon execution and delivery of this Third Amendment.

                 (b) NBD shall have received a fully executed copy of this Third Amendment and the Revolving Note attached as Exhibit 2.1 (3rd).

                 (c) NBD shall have received the General Security Agreements in form and substance satisfactory to NBD (as amended and restated from time to time, the "Security Agreements"), from each of the Company and AID, and related UCC financing statements.

                 (d) NBD shall have been granted a first priority, perfected lien on the assets of Integral and Guarantor, on terms and conditions acceptable to NBD, by April 30, 1996.

                 (e) NBD shall have obtained an acceptable credit insurance policy covering accounts receivable which are owed by parties located outside the United States, Canada or Britain by April 30, 1996, at the Borrowers' expense.

                 (f) Borrowers will cooperate with NBD to allow it to conduct a field audit of Borrowers' assets and business and will pay the costs and expenses of the audit to NBD and will pay the costs and expenses of any field audits subsequently requested by NBD.

                 (g) NBD shall have received a copy of the resolutions authorizing the Borrowers and Guarantor to complete the transactions contemplated in this Third Amendment and Second Amendment, certified by the secretary of each Borrower and Guarantor, by April 30, 1996.

                 (h) NBD shall have received the opinion of counsel to the Borrowers and Guarantor, in form and substance satisfactory to NBD and its counsel, covering matters related to this Third Amendment, by April 30, 1996.

                 (i) All of the terms and conditions in Section 3.7 of the Loan Agreement continue to be met.





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         9.      Reaffirmation of Loan Agreement; Conflicts.  The parties
hereto acknowledge and agree that the terms and provisions of this Third Amendment, amend, add to and constitute a part of the Loan Agreement. Except as expressly modified and amended by the terms of this Third Amendment, all of the other terms and conditions of the Loan Agreement and all of the documents executed in connection therewith or referred or incorporated therein, remain in full force and effect and are hereby ratified, confirmed and approved. If there is an express conflict between the terms of this Third Amendment and the terms of the Loan Agreement, or any of the other agreements or documents executed in connection therewith or referred to or incorporated therein, the terms of this Third Amendment shall govern and control. Any reference in any other document or agreement to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Third Amendment.

         10. Representations True. The representations and warranties of the Borrowers contained in the Loan Agreement are true on the date hereof and there does not exist any Default or Event of Default under the Loan Agreement.

         11. Expenses. Borrowers acknowledge and agree that the Borrowers will pay all attorneys' fees and out-of-pocket costs of NBD in connection with or with respect to this Third Amendment and the conditions set forth herein.

         IN WITNESS WHEREOF, the Borrowers and NBD have executed the foregoing document by their duly authorized officers as of the day and year first written above.

                                 NBD BANK

                                 By: /s/ Richard P. Haslinger
                                    ---------------------------------
                                         Richard P. Haslinger
                                         Its:  First Vice President

                                 and

                                 By: /s/ Glenn Ansiel
                                    ---------------------------------
                                         Glenn Ansiel
                                         Its:  Loan Officer


                                 MEDAR, INC.

                                 By: /s/ Charles Drake
                                    ---------------------------------
                                         Charles Drake
                                         Its:  President

(Signatures continue on next page)





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                                INTEGRAL VISION-AID, INC.

                                By: /s/ Charles Drake
                                   ----------------------------
                                        Charles Drake
                                        Its:  President


                                INTEGRAL VISION LTD.

                                By: /s/ Richard Current
                                   ----------------------------
                                        Richard Current
                                        Its:  Company Secretary






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                           REAFFIRMATION OF GUARANTY


         The undersigned, Medar Canada Ltd., hereby acknowledges the terms of this Third Amendment to Revolving Credit and Loan Agreement and hereby reaffirms each and every term of its Guarantee and Postponement of Claim dated August 10, 1995, given in favor of NBD Bank with respect to the obligations of Medar, Inc., Automatic Inspection Devices, Inc. (now known as Integral Vision-AID, Inc.) and Integral Vision Ltd., and agrees to provided the security to NBD Bank called for in the Third Amendment.


                                   MEDAR CANADA LTD.


                                   By: /s/ Charles Drake
                                      -----------------------------
                                           Charles Drake
                                           Its:  President